EXHIBIT 10.5

Stock Purchase Agreement

This Stock Purchase Agreement (the “Agreement”) is made and entered into as of April 27, 2007, by and between JASB New York Corp., a New York corporation, having an address at 60 East 42nd Street, Suite 1225, New York, New York 10165 (“Seller”) and Amiworld, Inc., a Nevada corporation, having an address at 60 East 42nd Street, Suite 1225, New York, New York 10165 (“Purchaser”), with respect to the sale/purchase of the outstanding shares of GREAT VOYAGES CO., LTD., a New York corporation (the “Subject Corporation”) owned by Seller, pursuant to the following terms and conditions:

Section 1.	Sale and Purchase of Shares

Seller shall sell ninety (90) shares out of the total of 200 shares it owns of the common stock of the Subject Corporation (hereinafter called “the Shares”) to Purchaser, and Purchaser shall purchase the same from Seller in accordance with the terms and conditions set forth herein (the transaction is hereinafter called the “Transaction of the Shares”).

Section 2.	Consideration for Purchase

2.1	As consideration for the purchase of the Shares, Purchaser shall deliver to Seller forty-five thousand (45,000) shares of its common stock issues at the price of $1.00 per share.

2.2

The exchange of shares as described in the above has been agreed upon and deemed to be a fair and reasonable exchange by the parties based on the financial statements of the Subject Corporation. In the event any part of such financial statements should be found to be incorrect, inaccurate or substantially misleading, the parties agree to make appropriate adjustments that fairly and reasonably reflect the true economic value of the Shares.

Section 3.	Closing

3.1

Seller and Purchaser shall hold the closing of the Transaction of the Shares (the “Closing”) on May 10, 2007, at the offices of Ogihara & Associates, PLLC, at 122 East 42nd Street, Suite 2515, New York, New York 10168.

3.2

At the Closing, Seller and Purchaser shall each deliver to the other the original stock certificate representing the respective shares of stock to be exchanged pursuant to Sections 1 and 2 hereinabove, and all other documents to effectuate the transfer of such shares under the laws of the state of New York.

Section 4.	Representations and Warranties

4.1	Seller represents and warrants to Purchaser that each of the matters listed below is true and correct at any and all times.

(1)	Effectiveness of this Agreement

This Agreement constitutes Seller’s enforceable obligations that are lawful, valid and legally binding.

(2)	No breach

The execution of this Agreement and the performance of the obligations thereof by Seller shall not violate: (i) the articles of incorporation, the resolutions of board of directors, and other corporate regulations of the Subject Corporation; (ii) agreements to which Seller or the Subject Corporation is a party, or which bind the assets of Seller or of the Subject Corporation; or (iii) any law, or any judgment, order, decision, adjudication or other dispositions that apply to or bind Seller or the Subject Corporation.

(3)	Establishment and qualification of the Subject Corporation

The Subject Corporation is a corporation duly organized and validly existing under the laws of the State of New York, having the power and authority necessary to perform its current business and possess its assets, duly having governmental approval and license or other qualifications provided by the law that are necessary to perform such business.

(4)	Authorized shares and issued and outstanding shares of the Subject Corporation

The total number of authorized shares of the Subject Corporation is 200 shares, of which 200 are issued and outstanding shares. All issued and outstanding shares of the Subject Corporation are duly issued to Seller. The Subject Corporation has not issued or granted, or decided or promised thereof subscription rights, bonds with share options, stock options, share options, etc (hereinafter, collectively “Potential Shares”), and has not made any promises with any party to issue the Shares and

Potential Shares in the future.

(5)	Rights to the Shares

Seller is the sole shareholder that duly owns all of the Shares, and there are no other parties that claim any rights to the Shares. Except restriction of transfer based on the articles of incorporation of the Subject Corporation, the Shares are without security rights, promises of transfer, prohibition of transfer, or any other restrictions or limitations, and Seller has the right to assign the Shares.

(6)	Debts

The Subject Corporation is not a party to guarantee agreements, commitment to guarantees, letters of management services, loss compensation agreements, guaranty insurance agreements or any other agreement in which the Subject Corporation bears or guarantees the liability of a third party, or covers or secures the loss of a third party. The Subject Corporation does not bear any liabilities or financial obligations to any third party as of the date of Closing except the liabilities generated in the course of its ordinary business activities and obligations disclosed to Purchaser through the date of Closing. No lien of any kind has been imposed against the assets or business premises of the Subject Corporation as of the date of Closing.

(7)	Compliance with law

Presently and at all times in the past while the Subject Corporation performed its business, the Subject Corporation (i) has complied with applicable laws and regulations in the jurisdictions where it operates business; and (ii) has not received any notice of violating such laws and regulations, or if it has received, it has fully performed its obligations to have such notice dismissed.

(8)	Accuracy of information

The contents described in the account books and documents, etc., disclosed to Purchaser by Seller of the Subject Corporation in the process of negotiations between Seller and Purchaser regarding the Transaction of the Shares, or in the process of due diligence conducted by Purchaser, are based on facts and they do not contain any information that may cause misrepresentations or misunderstandings.

4.2	Purchaser represents and warrants to Seller that each of the matters listed below is true and correct at any and all times.

(1)	Establishment and qualification of Purchaser

Purchaser is a corporation duly organized and validly existing under the laws of the State of New York, having the power and authority necessary to execute this Agreement and to perform the obligations of this Agreement.

(2)	Competence of Purchaser

In relation to the execution of this Agreement and the performance of the obligations thereof, Purchaser has performed all necessary procedures internally pursuant to the applicable commercial laws, articles of incorporation, resolutions of the board of directors, and Purchaser’s corporate regulations.

(3)	Effectiveness and enforceability of this Agreement

This Agreement constitutes Purchaser’s enforceable obligations that are lawful, valid and legally binding.

(4)	No breach

The execution of this Agreement and the performance of the obligations thereof by Purchaser shall not violate: (i) articles of incorporation, resolutions of the board of directors, and other corporate regulations of Purchaser; (ii) agreements to which Purchaser is a party, or (iii) any law, or any judgment, order, decision, adjudication or other dispositions that apply to or bind Purchaser.

Section 5.	Indemnification

Seller and Purchaser shall each indemnify the other and hold it harmless from and against any damages, losses, claims, liabilities, costs and expenses arising from or caused by inaccurate or untrue representations and warranties expressed in Section 4 of this Agreement.

Section 6.	No Assignments

Neither Seller nor Purchaser shall assign, transfer or otherwise dispose of this Agreement, or the rights, obligation, debts or liabilities based on this Agreement, without prior written consent of the other party.

Section 7.	Entire Agreement

This Agreement shall constitute the entire agreement between the parties with respect to the matters expressed herein and shall replace and supersede any and all prior agreements or arrangements between the parties with respect to such matters, whether in writing or orally. Any agreements, arrangements, etc. made between the parties prior to the execution of this Agreement shall become null and void on the execution of this Agreement.

Section 8.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Seller and Purchaser have hereunto executed this Agreement as of the day and year first above written.

SELLER:

JASB New York Corp.

By: s/Mamoru Saito

Mamoru Saito
President

PURCHASER:

Amiworld, Inc.

By: s/Mamoru Saito

Mamoru Saito
President